Exhibit 99.1

iPCS SUES SPRINT NEXTEL OVER CLEARWIRE TRANSACTION

Claims Sprint Nextel’s Agreement with Clearwire Violates Affiliate Agreements

Seeks to Enjoin Sprint Nextel’s Combination with Clearwire

SCHAUMBURG, Ill. — May 12, 2008 - iPCS, Inc. (Nasdaq: IPCS), the largest independent Affiliate of Sprint Nextel, announced today that three of its subsidiaries filed a complaint in the Circuit Court of Cook County, Illinois against Sprint Nextel (NYSE: S) and certain of its related entities.  In its complaint, iPCS claims that:

•                  Sprint Nextel’s recently announced WiMAX transaction with Clearwire Corporation (NASDAQ: CLWR) would breach the exclusivity provisions of IPCS’s affiliation agreements with Sprint Nextel; and

•                  Sprint Nextel is attempting to evade a judgment of the Circuit Court of Cook County, Illinois, relating to the Sprint-Nextel merger, which has been unanimously affirmed by the Illinois Appellate Court and which requires Sprint Nextel to cease owning, operating and managing the Nextel network in iPCS Wireless’s territory.

iPCS is seeking a declaratory judgment that Sprint Nextel’s consummation of the recently announced Clearwire/WiMAX transaction, and its plan to compete against iPCS, will breach the iPCS agreements with Sprint Nextel.  iPCS is asking the Court for a permanent injunction enjoining Sprint Nextel and those acting in concert with it from consummating the WiMAX transaction until such transaction has been modified to comply with the iPCS agreements with Sprint Nextel.

iPCS noted that it has been involved in litigation with Sprint Nextel for nearly three years about the exclusivity provisions of its affiliation agreements, and has repeatedly won significant court victories.  On September 20, 2006, the Circuit Court of Cook County, Illinois ruled that Sprint Nextel’s ownership, operation and management of its Nextel wireless network in the iPCS Wireless territory violates the iPCS agreements with Sprint Nextel.   That judgment was unanimously affirmed by the Illinois Appellate Court on March 31, 2008 and requires Sprint Nextel to cease owning, operating and managing the Nextel wireless network in the iPCS Wireless territory within 180 days, subject to Sprint Nextel’s pending request that the Supreme Court of Illinois grant it leave to further appeal the earlier decisions.

iPCS believes that Sprint Nextel’s recently announced WiMAX transaction is yet another attempt by Sprint Nextel to breach the exclusivity provisions of the iPCS affiliation agreements.  iPCS intends to fully and aggressively protect and defend its exclusivity rights.

Background

In January 1999, iPCS Wireless entered into agreements with Sprint with respect to, among other things, providing iPCS Wireless with the exclusive right to offer Sprint products and services in its territory.  In December 2004, Sprint and Nextel Communications, Inc. announced that they had agreed to merge, at which time Sprint also announced its intent to pursue discussions with iPCS and the other Sprint Affiliates with respect to modifying the affiliates’ agreements in light of the ramifications of the merger.  Specifically, as iPCS (and other Sprint Affiliates at the time) claimed, competition with Sprint Nextel in the iPCS service territory would violate iPCS’s exclusivity rights under its agreements.

The iPCS claim that Sprint Nextel’s proposed conduct following the merger would breach Sprint’s agreements with iPCS has successfully been litigated.  In March, 2008 the Illinois Appellate Court unanimously affirmed a 2006 Circuit Court decision requiring that, within 180 days of the date of the final order, Sprint Nextel and those acting in concert with it must cease owning, operating and managing the Nextel wireless network in iPCS Wireless’s territory.  On May 5, 2008, Sprint Nextel filed a petition with the Illinois Supreme Court requesting permission to pursue a further appeal of these decisions.  Additionally, a Delaware court in September 2006 issued a final order in a separate lawsuit prohibiting Sprint Nextel from offering iDEN products and services in iPCS territories in Indiana, New York, Ohio, Pennsylvania and Tennessee using certain Sprint brands and marks.

On May 7, 2008, Sprint Nextel and Clearwire announced their intention to combine their broadband wireless businesses to form a new company.  Sprint Nextel would own approximately 51 percent of the new wireless communications company, which would be named Clearwire.  As part of the proposed transaction, certain other parties, including Intel Corporation (NASDAQ: INTC) through Intel Capital, Google Inc. (NASDAQ: GOOG), Comcast Corporation (NASDAQ: CMSCA, CMCSK) and Time Warner Cable Inc. (NYSE: TWC), have collectively agreed to invest $3.2 billion into the new company.  According to the parties’ press release, Clearwire and Sprint Nextel plan to offer a nationwide mobile WiMAX network that would compete with the iPCS wireless service offerings in the iPCS territories.  On May 7, 2008, Sprint Nextel filed a complaint for declaratory judgment in the Court of Chancery of the State of Delaware seeking to have the Court rule that the proposed WiMAX transaction is not a violation of the Sprint Nextel agreements with iPCS.

This press release, along with a copy of the iPCS complaint and the Sprint Nextel complaint, is being filed with the SEC as an exhibit to a Current Report on Form 8-K. We encourage you to read the complaints in their entirety.

About iPCS, Inc.

iPCS, through its subsidiaries, is the Sprint Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and the Quad Cities (IA/IL). As of March 31, 2008, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.0 million residents, and iPCS had approximately 640,600 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity, including with respect to Sprint’s proposed WiMAX transaction with Clearwire; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) declines in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint; (9) the impact on iPCS’s business of the recent amendments to iPCS’s affiliation agreements with Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; (14) the inability to open the number of new stores and to expand the co-dealer network as planned; and (15) the depth and duration of the economic downturn in the United States. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward looking statements.

CONTACTS

Judith Wilkinson / Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

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